Exhibit 99.1

PRESS RELEASE

White River Capital, Inc. www.WhiteRiverCap.com (AMEX: RVR)

Contact: Address: Phone:	Mark R. Ruh President & Chief Operating Officer 1445 Brookville Way Suite I Indianapolis, IN 46239 (317) 806-2166 x 6468	Martin J. Szumski Chief Financial Officer 1445 Brookville Way Suite I Indianapolis, IN 46239 (858) 759-6057

July 31, 2007

WHITE RIVER CAPITAL, INC. ANNOUNCES
RESULTS FOR THE SECOND QUARTER 2007

•	Net Income for the Second Quarter of 2007 Totaled $1.7 million
•	Net Income for the First Six Months of 2007 Totaled $8.7 million

Indianapolis, Indiana . . . White River Capital, Inc. (AMEX: RVR) (“White River”) today announced net income for the second quarter 2007 was $1.7 million, or $0.42 per diluted share, compared to second quarter 2006 net income of $3.6 million, or $0.94 per diluted share. The results for the second quarter of 2007 are due to the following:

o	$2.2 million of earnings from operations contributed by the Coastal Credit LLC (“Coastal Credit”) subsidiary,
o	$1.3 million of earnings from operations contributed by the Union Acceptance Company LLC (“UAC”) subsidiary,
o	$(0.9) million of interest and expenses at the holding company, and
o	an income tax expense of $(0.9) million.

Net income for the six months ended June 30, 2007, was $8.7 million, or $2.20 per diluted share, compared to net income of $4.8 million, or $1.23 per diluted share, for the same period of 2006.

Mark Ruh, President and Chief Operating Officer, stated, "Coastal Credit once again had an excellent quarter, although the Coastal Credit portfolio has shown slight increases in delinquencies and charge-offs consistent with industry trends, while the UAC receivable portfolio sustained its orderly liquidation.” Mr. Ruh continued, “This liquidation of the UAC receivable portfolio continues to generate significant income and cash flow and we expect this to continue well into 2008. However, the variable nature of earnings recognition at UAC will continue to result in volatile consolidated earnings for White River until at least the fourth quarter of 2007.”

Martin Szumski, Chief Financial Officer, commented, "White River now has equity of $111.3 million, and tangible equity is now $76.6 million.  These values translate into a book value per share of $28.96 and a tangible book value per share of $19.93, while our tangible equity is now 49.82% of tangible assets.” Mr. Szumski continued, “At the end of this quarter, White River had $5.9 million in cash and cash equivalents and $27.7 million in line of credit availability. This gives White River $33.6 million of cash at its disposal for both future opportunities and to pay company obligations.”

ACCRETION AND OTHER INTEREST

Accretion and other interest decreased to $1.0 million compared to $2.7 million for the second quarters of 2007 and 2006, respectively. It also decreased compared to $10.3 million during the first quarter 2007.  This decrease during the second quarter 2007 is the result of volatility in UAC’s recognition of accretion income in anticipation of cash being released, or cash actually being released, from the UAC Master Trust account.

RECOVERY (PROVISION) FOR ESTIMATED CREDIT LOSSES

Provision for estimated credit losses was $(862,000) compared to a recovery for estimated credit losses of $523,000 for the quarters ended June 30, 2007 and 2006, respectively.

The provision at Coastal Credit for the second quarters of 2007 and 2006 was $(1.7) million and $(1.0) million, respectively. During both quarters ended June 30, 2007 and 2006, UAC offset these provisions for estimated credit losses with recoveries. These recoveries were due to the stable performance of UAC’s contracting securitized finance receivable portfolio during these periods.

CHARGE TO MASTER TRUST, NET

The charge to Master Trust, net was $429,000 for the second quarter 2007 compared to $5.6 million for the second quarter 2006.

Charge to Master Trust, net is an expense related to future transfers of funds to the Master Trust from on balance sheet securitized finance receivables of UAC.  As the performance of UAC’s on balance sheet securitized finance receivables has improved and stabilized, there has been a recovery for estimated credit losses, and interest income has increased. However, as the UAC portfolio has significantly decreased in size, the amounts related to future transfers of funds owed to the Master Trust have decreased resulting in a decrease in the charge to Master Trust, net.

INCOME TAX BENEFIT (EXPENSE)

White River recognized a $(925,000) income tax expense during the second quarter 2007 compared to a $439,000 income tax benefit during the second quarter 2006. Prior to the fourth quarter 2006, White River calculated the deferred tax asset valuation allowance based on the estimated taxable income for the future five-year period and made quarterly adjustments as required.  These adjustments were reflected as income tax benefits. However, during the fourth quarter 2006, in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, White River determined it was “more likely than not” that it would utilize the majority of its deferred tax asset as a result of the successful integration of Coastal Credit, the strong performance of the liquidating UAC portfolio and the sound cash position of the holding company.  Thus, the majority of the deferred tax asset valuation allowance was removed during the fourth quarter 2006 and a $37.8 million income tax benefit was realized.  There remains a $1.6 million valuation allowance on the deferred tax asset primarily related to state tax net operating losses. Because of this recognition of the majority of the deferred tax asset, beginning with the first quarter 2007 and in the future when pre-tax income is generated, income tax expense will be recognized on White River’s statement of operations.

OTHER ASSETS

Other assets on the balance sheet decreased to $2.2 million on June 30, 2007 from $12.1 million on March 31, 2007.  This decrease during the second quarter 2007 was the result of the receipt of $10.3 million in restricted cash from the UAC Master Trust during the second quarter 2007.

CREDIT QUALITY

The following tables set forth delinquency, charge-off and allowance levels for the Coastal Credit portfolio and the UAC securitized receivables:

Coastal Credit LLC
Delinquency Rates Experienced - Finance Receivables
(in thousands except percentages)

	June 30,	December 31,
	2007	2006

Finance receivables - gross balance	$106,027	$104,399

Delinquencies:
30-59 days	$1,500	$1,261
60-89 days	876	898
90+ days	1,322	1,208
Total delinquencies	$3,698	$3,367

Delinquencies as a percentage of finance receivables - gross balance	3.5%	3.2%

Coastal Credit LLC
Allowance for Loan Losses - Finance Receivables
(in thousands except percentages)

	Quarters Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Balance at beginning of period	$5,694	$5,916	$5,694	$6,031
Charge-offs, net of recoveries	(1,605)	(1,117)	(3,045)	(2,303)
Provision for estimated credit losses	1,695	1,033	3,135	2,104

Balance at the end of the period	$5,784	$5,832	$5,784	$5,832

Net charge-offs	$1,605	$1,117	$3,045	$2,303
Finance receivables, net of unearned finance charges	$99,029	$95,598	$99,029	$95,598

Allowance for loan losses as a percent of finance receivables, net of unearned finance charges	5.84%	6.10%	5.84%	6.10%

Annualized net charge-offs as a percent of finance receivables, net of unearned finance charges	6.48%	4.67%	6.15%	4.82%

Allowance for loan losses as a percent of annualized net charge-offs	90.09%	130.53%	94.98%	126.62%

Union Acceptance Company LLC
Delinquency Rates
(in thousands except percentages)

	June 30, 2007	December 31, 2006

Securitized finance receivables principal balance	$10,755	$28,800

Delinquencies:
30-59 days	$1,021	$2,812
60-89 days	283	748
90+ days	200	419
Total delinquencies	$1,504	$3,979

Delinquencies as a percentage of securitized finance receivables	14.0%	13.8%

Off-balance sheet finance receivables principal balance	$18,306	$33,319

Delinquencies:
30-59 days	$906	$1,929
60-89 days	223	544
90+ days	93	220
Total delinquencies	$1,222	$2,693

Delinquencies as a percentage of securitized finance receivables	6.7%	8.1%

Union Acceptance Company LLC
Allowance for Loan Losses - On Balance Sheet Securitized Finance Receivables
(in thousands except percentages)

	Quarters Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Balance at the beginning of period	$881	$4,867	$1,617	$6,503
Charge-offs	(627)	(2,064)	(1,714)	(6,316)
Recoveries	900	2,842	2,054	6,391
Recovery for estimated credit losses	(832)	(1,556)	(1,635)	(2,489)

Balance at the end of the period	$322	$4,089	$322	$4,089

Net charge-offs (recoveries)	$(273)	$(778)	$(340)	$(75)
Securitized finance receivables	$10,755	$58,710	$10,755	$58,710

Allowance for loan losses as a percent of securitized finance receivables	2.99%	6.96%	2.99%	6.96%

Annualized net charge-offs as a percent of securitized finance receivables	-10.15%	-5.30%	-6.32%	-0.26%

ABOUT WHITE RIVER, COASTAL CREDIT AND UAC

Founded in 2004, White River is the holding company for Coastal Credit LLC and Union Acceptance Company LLC.

Coastal Credit LLC is a specialized auto finance company, headquartered in Virginia Beach, Virginia, engaged in acquiring sub-prime auto receivables from both franchised and independent automobile dealers which have entered into contracts with purchasers of typically used, but some new, cars and light trucks.  Coastal Credit then services the receivables it acquires. Coastal Credit commenced operations in Virginia in 1987 and conducts business in 22 states – Alaska, Arizona, California, Colorado, Delaware, Florida, Georgia, Hawaii, Kansas, Louisiana, Maryland, Mississippi, Nevada, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and Washington – through its 16 branch locations. The Coastal Credit receivables portfolio, net of unearned finance charges, was $99.0 million at June 30, 2007.

Union Acceptance Company LLC is a specialized auto finance company, based in Indianapolis, Indiana, which holds and oversees its portfolio of approximately $29.7 million in non-prime auto receivables, as of June 30, 2007.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Additional information about White River is available at White River’s web site located at: www.WhiteRiverCap.com.

This site includes financial highlights, stock information, public filings with the U.S. Securities and Exchange Commission (the "SEC"), and corporate governance documents.

The SEC public filings available for review include but are not limited to:

o	its Annual Report on Form 10-K for the year ended December 31, 2006,
o	its Proxy Statement on Schedule 14A dated April 19, 2007, and
o	its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

White River’s public filings with the SEC can also be viewed on the SEC’s website at: www.sec.gov.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about White River that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Such information includes forward-looking statements above regarding the future financial performance of Coastal Credit and UAC, and also White River's prospects for future earnings, earnings volatility and the likelihood of recognizing future value from its deferred tax assets. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of White River. White River cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:

•	losses and prepayments on our receivable portfolios;
•	general economic, market, or business conditions;
•	changes in interest rates, the cost of funds, and demand for our financial services;
•	changes in our competitive position;
•	our ability to manage growth and integrate acquired businesses;
•	the opportunities that may be presented to and pursued by us;
•	competitive actions by other companies;
•	changes in laws or regulations;
•	changes in the policies of federal or state regulators and agencies.

These and other risks are described in White River's public filings with the SEC; see, in particular, risk factors described under Item 1A in White River’s Annual Report on Form 10-K for the year ended December 31, 2006, on file with the SEC. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, White River's results could differ materially from those expressed in, implied or projected by such forward-looking statements. White River assumes no obligation to update such forward-looking statements.

WHITE RIVER CAPITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

ASSETS	June 30, 2007	December 31, 2006

Cash and cash equivalents	$5,882	$6,958
Restricted cash	6,737	13,618
Securitized finance receivables—net	10,530	27,447
Finance receivables—net	81,460	78,693
Beneficial interest in Master Trust	10,339	23,601
Goodwill	34,698	34,698
Deferred tax assets—net	36,540	38,189
Other assets	2,244	2,220

TOTAL	$188,430	$225,424

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Collateralized financings	$12,543	$32,368
Line of credit	44,500	49,500
Secured note payable	11,250	13,125
Subordinated debentures	-	7,700
Accrued interest	653	1,169
Amounts due to Master Trust	4,792	8,400
Creditor notes payable	1,053	1,392
Other payables and accrued expenses	2,359	3,852

Total liabilities	77,150	117,506

SHAREHOLDERS’ EQUITY:
Preferred Stock, without par value, authorized 3,000,000 shares; none issued and outstanding	-	-
Common Stock, without par value, authorized 20,000,000 shares; 3,842,287 and 3,813,155 issued and outstanding at June 30, 2007 and December 31, 2006, respectively	179,796	179,594
Warrants, 150,000 outstanding at June 30, 2007 and December 31, 2006	534	534
Accumulated other comprehensive income, net of taxes	6,228	11,107
Accumulated deficit	(75,278)	(83,317)

Total shareholders’ equity	111,280	107,918

TOTAL	$188,430	$225,424

WHITE RIVER CAPITAL, INC.
Book Value per Share, Tangible Book Value per Share and Equity Ratios
(Unaudited)
(in thousands except share related values and percents)

	June 30,	December 31,
	2007	2006

Total shareholders’ equity	$111,280	$107,918
Less goodwill	(34,698)	(34,698)
Tangible book value	$76,582	$73,220

Shares outstanding	3,842,287	3,813,155

Book value per share	$28.96	$28.30
Tangible book value per share	$19.93	$19.20

Assets	$188,430	$225,424
Tangible assets	$153,732	$190,726

Equity/ assets	59.06%	47.87%
Tangible equity/ tangible assets	49.82%	38.39%

WHITE RIVER CAPITAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share and share amounts)

	Quarters Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
INTEREST:
Interest on receivables	$8,138	$9,577	$16,286	$19,609
Accretion and other interest	966	2,697	11,283	3,407

Total interest income	9,104	12,274	27,569	23,016

Interest expense	(1,548)	(3,082)	(3,539)	(6,423)

Net interest margin	7,556	9,192	24,030	16,593

Recovery (provision) for estimated credit losses	(862)	523	(1,500)	385

Net interest margin after recovery (provision) for estimated credit losses	6,694	9,715	22,530	16,978

OTHER REVENUES (EXPENSES):
Salaries and benefits	(2,010)	(2,127)	(4,152)	(4,123)
Third party servicing expense	(136)	(477)	(354)	(1,180)
Other operating expenses	(1,499)	(1,611)	(2,818)	(3,217)
Bankruptcy costs	-	(57)	(6)	(131)
Charge to Master Trust—net	(429)	(5,614)	(1,490)	(8,001)
Change in fair market valuation of creditor liabilities	50	-	(187)	-
Gain (loss) from extinguishment of debt	-	(202)	-	(202)
Gain (loss) from deficiency sale	(19)	3,663	22	3,709
Other income (expense)	(66)	(100)	75	(39)

Total other revenues (expenses)	(4,109)	(6,525)	(8,910)	(13,184)

INCOME BEFORE INCOME TAXES	2,585	3,190	13,620	3,794

INCOME TAX BENEFIT (EXPENSE)	(925)	439	(4,949)	971

NET INCOME	$1,660	$3,629	$8,671	$4,765

NET INCOME PER COMMON SHARE (BASIC)	$0.43	$0.95	$2.26	$1.25

NET INCOME PER COMMON SHARE (DILUTED)	$0.42	$0.94	$2.20	$1.23

BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,842,287	3,813,155	3,839,080	3,812,989

DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,949,069	3,868,828	3,940,983	3,866,358

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